EXHIBIT \2
                        ACCESS ONE COMMUNICATIONS CORP.
                               3427 NW 55th Street
                        Fort Lauderdale, Florida 33309

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2000


The undersigned hereby appoints Kenneth G. Baritz and Kevin Griffo, and each of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of Access One common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Access One Communications Corp. to be held on Wednesday, August 9, 2000, at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia 20191, at 11:30 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof, upon the applicable matters set forth in the Joint Proxy Statement/Prospectus for such Special Meeting. Messrs. Baritz and Griffo are authorized to vote, in their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:


     To approve the  Agreement and Plan of Merger dated as of March 24, 2000, by
     and  among  Talk.com  Inc.,  Aladdin   Acquisition  Corp.  and  Access  One
     Communications Corp., as amended.

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

THIS PROXY WILL BE VOTED ON THE ABOVE PROPOSAL AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

(SEE OTHER SIDE)

FOLD AND DETACH HERE

Mark here if you plan to attend the Special Meeting [ ]

Receipt herewith of the Access One's Notice of Special Meeting of Stockholders to be held on August 9, 2000, and the related joint proxy statement/prospectus dated July 7, 2000, are hereby acknowledged.

When shares are held by joint tenant, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

PLEASE BE SURE TO SIGN, DATE, AND MAIL THIS PROXY TODAY.

Signature:                               Signature:


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Print Name                               Print Name


Date                     , 2000
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